                                                                      EXHIBIT 21




                       SUBSIDIARIES OF ABBOTT LABORATORIES

     The following is a list of subsidiaries of the Company. Abbott Laboratories is not a subsidiary of any other corporation.

                                                        State of
Domestic Subsidiaries                                  Incorporation
- ---------------------                                  -------------

Abbott Biotech, Inc.                                   Delaware

Abbott Chemicals, Inc.                                 Delaware

Abbott Health Products, Inc.                           Delaware

Abbott Home Infusion Services                          New York
  of New York, Inc.

Abbott International Ltd.                              Delaware

Abbott International Ltd. of Puerto Rico               Puerto Rico

Abbott Laboratories International Co.                  Illinois

Abbott Laboratories Pacific Ltd.                       Illinois

Abbott Laboratories (Puerto Rico)
  Incorporated                                         Puerto Rico

Abbott Laboratories Residential
  Development Fund, Inc.                               Illinois

Abbott Laboratories Services Corp.                     Illinois

Abbott Manufacturing, Inc.                             Delaware

Abbott Trading Company, Inc.                           Virgin Islands

Abbott Universal Ltd.                                  Delaware

CMM Transportation, Inc.                               Delaware

Corporate Alliance, Inc.                               Delaware

Fuller Research Corporation                            Delaware

Laser Surgery Partnership                              Illinois

Medlase Holding Corporation                            Delaware

North Shore Properties, Inc.                           Delaware

Oximetrix de Puerto Rico, Inc.                         Delaware

Oximetrix, Inc.                                        Delaware

Sequoia Turner Corporation                             California

Sequoia Turner Export Corporation                      California

Solartek Products, Inc.                                Delaware

Sorenson Research Co., Inc.                            Utah

Swan-Myers, Incorporated                               Indiana

TAP Pharmaceuticals Inc.                               Delaware

Tobal Products Incorporated                            Illinois

                                                       Country
                                                       in Which
Foreign Subsidiaries                                   Organized
- --------------------                                   ---------

Abbott Laboratories Argentina, S.A.                    Argentina

Abbott Australian Holdings Pty.
  Limited                                              Australia

Abbott Australasia Pty. Limited                        Australia

Abbott Gesellschaft m.b.H.                             Austria

Abbott Hospitals Limited                               Bahamas

Abbott Laboratories (Bangladesh) Ltd.                  Bangladesh

Abbott, S.A.                                           Belgium

Abbott Ireland  (formerly Abbott Ireland Limited)      Bermuda

Abbott Laboratorios do Brasil Ltda.                    Brazil

Abbott Laboratories Limited                            Canada

Abbott Laboratories de Chile
  Limitada                                             Chile

Ningbo Asia-Pacific Biotechnology Ltd.                 China, People's
                                                       Republic of

Abbott Laboratories de Colombia,  S.A.                 Colombia

Abbott Laboratories A/S                                Denmark

Abbott Laboratorios del Ecuador, S.A.                  Ecuador

Abbott, S.A. de C.V.                                   El Salvador

Abbott Investments Limited                             England

Abbott Laboratories Limited                            England

Abbott Laboratories Trustee
  Company Limited                                      England

Abbott France S.A.                                     France

Abbott G.m.b.H.                                        Germany

Abbott Laboratories (Hellas) S.A.                      Greece

FAMAR Panos A. Marinopoulos S.A.                       Greece

FAMAR Anonymous Industrial Co. of                      Greece
  Pharmaceuticals and Cosmetics

Abbott Grenada Limited                                 Grenada

Abbott Laboratorios, S.A.                              Guatemala

Abbott Laboratories Limited                            Hong Kong

Abbott Laboratories (India) Limited                    India

Abind Healthcare Private Limited                       India

P. T. Abbott Indonesia                                 Indonesia

Abbott Laboratories, Ireland,
  Limited                                              Ireland

Abbott Ireland Ltd.                                    Ireland

Abbott S.p.A.                                          Italy

Laboratori Abbott S.p.A.                               Italy

Abbott West Indies Limited                             Jamaica

Consolidated Laboratories Limited                      Jamaica

Abbott Japan K.K.                                      Japan

Dainabot K.K.                                          Japan

Abbott Korea Limited                                   Korea

Abbott Middle East S.A.R.L.                            Lebanon

Abbott Laboratories (Malaysia) Sdn. Bhd.               Malaysia

Abbott Laboratories de Mexico, S.A. de C.V.            Mexico

Abbott Laboratories (Mozambique)
  Limitada                                             Mozambique

Abbott B.V.                                            The Netherlands

Abbott Finance B.V.                                    The Netherlands

Edisco B.V.                                            The Netherlands

M & R Laboratoria B.V.                                 The Netherlands

Abbott Laboratories (N.Z.) Limited                     New Zealand

Abbott Laboratories Nigeria Limited                    Nigeria

Abbott Laboratories (Pakistan) Limited                 Pakistan

Abbott Laboratories, C.A.                              Panama

                                      - 6 -
Abbott Overseas, S.A.                                  Panama

Abbott Laboratorios S.A.                               Peru

Abbott Laboratories                                    Philippines

l02 E. de los Santos Realty Co., Inc.                  Philippines

Union-Madison Realty Company, Inc.                     Philippines

Abbott Laboratorios, Limitada                          Portugal

Abbott Laboratories (Singapore)
  Private Limited                                      Singapore

Abbott Laboratories South Africa
  (Pty.) Limited                                       South Africa

Abbott Laboratories, S.A.                              Spain

Abbott Cientifica, S.A.                                Spain

Abbott Scandinavia A.B.                                Sweden

Abbott A.G.                                            Switzerland

Abbott Laboratories S.A.                               Switzerland

Abbott Finance Company S.a r.l.                        Switzerland

Investment Services A.G.                               Switzerland

Overseas Services S.A.                                 Switzerland

Abbott Laboratories Taiwan Limited                     Taiwan

Abbott Laboratories Limited                            Thailand

Abbott Laboratuarlari Ithalat Ihracat

Ve Tecaret Anonim Sirketi                              Turkey

Abbott Laboratories Uruguay Limitada                   Uruguay

Abbott Laboratories, C.A.                              Venezuela

Medicamentos M & R, S.A.                               Venezuela